EXHIBIT A

Exhibit A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Shares, no par value per share of CorpBanca, is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: May 29, 2014

CORP GROUP BANKING S.A.

By:	/s/ María Pilar Dañobeitía Estades
	Name:	María Pilar Dañobeitía Estades
	Title:	Chief Executive Officer

COMPAÑÍA INMOBILIARIA Y DE INVERSIONES SAGA SpA.

By:	/s/ María Pilar Dañobeitía Estades
	Name:	María Pilar Dañobeitía Estades
	Title:	Chief Executive Officer

CORPGROUP HOLDINGS INVERSIONES LTDA

By:	/s/ María Pilar Dañobeitía Estades
	Name:	María Pilar Dañobeitía Estades
	Title:	Chief Executive Officer

CORPGROUP INVERSIONES LTDA

By:	/s/ María Pilar Dañobeitía Estades
	Name:	María Pilar Dañobeitía Estades
	Title:	Chief Executive Officer

CORP GROUP FINANCIAL S.A.

By:	/s/ María Pilar Dañobeitía Estades
	Name:	María Pilar Dañobeitía Estades
	Title:	Chief Executive Officer

CORP GROUP HOLDING INVERSIONES LIMITADA C.P.A.

By:	/s/ María Pilar Dañobeitía Estades
	Name:	María Pilar Dañobeitía Estades
	Title:	Chief Executive Officer

INVERSIONES CORP GROUP INTERHOLD LTDA

By:	/s/ María Pilar Dañobeitía Estades
	Name:	María Pilar Dañobeitía Estades
	Title:	Chief Executive Officer

INVERSIONES GASA LTDA

By:	/s/ María Pilar Dañobeitía Estades
	Name:	María Pilar Dañobeitía Estades
	Title:	Chief Executive Officer

/s/ Alvaro Saieh Bendeck
Alvaro Saieh Bendeck